Contacts:

Investors: Paul Beattie 703.312.9673 or pbeattie@fbr.com
Media: Lauren Burk 703.469.1004 or lburk@fbr.com

First NLC Files for Chapter 11

Arlington, VA – January 18, 2008 — Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) (“FBR Group”) today announced that, as expected, First NLC Financial Services, LLC (“FNLC”), FBR Group’s mortgage origination subsidiary, has filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in order to effectuate an orderly liquidation of FNLC’s assets. FNLC’s intent to file for Chapter 11 was announced on January 11, 2008. The filing was made in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division.

Paul Steven Singerman of Berger Singerman serves as lead bankruptcy counsel to FNLC. Peter Partee of Hunton & Williams LLP serves as lead counsel to FBR Group in connection with FNLC’s bankruptcy.

Friedman, Billings, Ramsey Group, Inc. invests in mortgage-related assets, merchant banking opportunities and is the majority owner of FBR Capital Market Corporation, a separate publicly traded company. FBR Group is located in the Washington, D.C. metropolitan area. For more information, please visit www.fbr.com.

Forward-looking Statements

This press release contains forward-looking statements. All statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, on forms 10-K and 10-Q. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire. These forward-looking statements represent the Company’s judgment only as of the date of this press release. The Company does not have any intention or obligation to update these forward-looking statements.

_________________